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                                                                    Exhibit 99.1

                             Amendment No. 2 to the
                           Rights Agreement of BNS Co.

     This Amendment No. 2, dated as of October 10, 2002, amends the Rights Agreement, dated as of February 13, 1998 (the "Rights Agreement"), between BNS Co., a Delaware corporation (formerly known as Brown & Sharpe Manufacturing Company) (the "Company"), and BankBoston, N.A, as Rights Agent (the "Rights Agent"). Terms defined in the Rights Agreement and not otherwise defined herein are used herein as so defined.

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, on February 13, 1998, the Board of Directors of the Company authorized the issuance of Rights to purchase, on the terms and subject to the provisions of the Rights Agreement, shares of the Company's Series B Participating Preferred Stock;

     WHEREAS, on February 13, 1998, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for every share of Class A Common Stock of the Company outstanding and for every share of Class B Common Stock outstanding in each case on the Dividend Record Date and authorized the issuance of one Right (subject to certain adjustments) for each share of Class A Common Stock of the Company issued between the Dividend Record Date and the Distribution Date and each share of Class B Common Stock issued between the Dividend Record Date and the Distribution Date;

     WHEREAS, the Distribution Date has not occurred; and

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board has approved an amendment of certain provisions of the Rights Agreement as set forth below;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

     1. The Rights Agreement (including the exhibits thereto) is amended to delete the name "Brown & Sharpe Manufacturing Company" and replace the same with "BNS Co.".

     2. Section 1(a) is hereby amended (i) to delete the term "20%" in each instance that it appears and replace the same, in each case, with "45%"; and
(ii) to delete the term "19.9%" in each instance that it appears and replace the same with "44.9%"

     3. Sections 1(g) is hereby amended to delete the term "$1.00" and to replace the same with "$0.01, to reflect amendment to the Certificate of Incorporation made in 2001.

     4. Sections 1(h) is hereby amended to delete the term "$1.00" and to replace the same with "$0.01, to reflect amendment to the Certificate of Incorporation made in 2001."

     5. Section 1(a)(a) is hereby amended to delete the term "20%" in each instance that it appears and replace the same with "45%"

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     6. Section 7(b) is amended by deleting the term "$40.00" in the second line and replacing the same with "$12.00."

     7. Section 21 is hereby amended to add: "In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent to the Company" following the words "by first-class mail".

     8. Insert a new Section 35 as follows: Notwithstanding anything to the contrary contained herein, Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

     9. Exhibit B to the Rights Agreement is hereby amended to the effect necessary to give effect to this Amendment.

     10. Exhibit C to the Rights Agreement is hereby amended to the effect necessary to give effect to this Amendment.

     11. Pursuant to Section 11(p) of the Rights Agreement, on May 10, 2001, the number of one one-hundredths of a share of Preferred Stock purchasable upon proper exercise of each Right was adjusted from one to five to give effect to the one-for-five reverse stock split of the outstanding Common Stock which was effective on such date (the "2001 Adjustment"). This Amendment shall in no matter affect the 2001 Adjustment and, to the extent required, this Amendment shall give effect to such 2001 Adjustment.

     12. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     13. Except as modified by this Amendment No. 2, the Rights Agreement, as amended by an Amendment dated as of October 18, 2001, shall remain in full force and effect in all respects.


             [The Remainder of the Page is Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed as of the day and year first above written.


                                     BNS Co.


                                     By:
                                        --------------------------------
                                        Name: Andrew C. Genor
                                        Title: President and
                                               Chief Executive Officer


Attest:

By:
   -----------------------------
     Elisa DePina, Secretary

                                     EQUISERVE TRUST COMPANY, N.A.


                                     By:
                                         --------------------------------
                                         Name:
                                         Title:

Attest:

By:
   ----------------------------


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